UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 21, 2024
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G1 THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (919) 213-9835
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2024, in connection with certain cost management efforts, G1 Therapeutics, Inc. (the “Company”) entered into amended employment agreements, effective as of April 1, 2024 (the “Amendments”), with each member of its executive team, including John E. Bailey, Jr., Chief Executive Officer and President, John W. Umstead V, Chief Financial Officer, and Mark Avagliano, Chief Business Officer, to, among other things, temporarily reduce the executive team members’ base salaries by ten percent (10%) (the “Temporary Salary Reduction”). In connection with this Temporary Salary Reduction, the new base salaries of Messrs. Bailey, Umstead, and Avagliano will be $744,097.54, $386,370.00, and $452,654.27, respectively. The Temporary Salary Reduction will remain in effect through March 31, 2025 unless the executive team members’ base salaries as of January 1, 2024 are reinstated earlier by the Board (the “Salary Reduction Period”). In addition, pursuant to the Amendments, Messrs. Bailey, Umstead, and Avagliano will each continue to be eligible for an annual cash bonus with a target bonus based on their current target bonus percentage and with the amount of the annual bonus for 2024 based on the executive’s base salary as of December 31, 2024.

The Amendments confirm that in the event of a Change in Control (as defined in the Amendments), for any equity compensation granted to Messrs. Bailey, Umstead, and Avagliano on or after January 1, 2023, such unvested equity will immediately vest if the executive is terminated by the Company without Cause (as defined in the Amendments) or if he resigns with Good Reason (as defined in the Amendments) within twelve (12) months following the Change in Control and for any equity compensation granted prior to January 1, 2023, (a) 50% of any such unvested equity shall vest immediately prior to, and subject to, the consummation of the Change in Control, and (b) any remaining unvested equity will immediately vest if the executive is terminated by the Company without Cause or if he resigns with Good Reason within twelve (12) months following the Change in Control. Further, in the event of a termination without Cause or resignation for Good Reason, contingent upon execution of a general release form, each executive team member would continue to be entitled to receive an amount equal to such executive’s then-current base salary for a period of twelve (12) months; provided, however, that in the event such termination occurs during the Salary Reduction Period, the executive would be entitled to receive an amount equal to the greater of the executive’s base salary as of January 1, 2024 or the executive’s base salary in effect on the date prior to the notice of (a) termination without Cause or (b) an event without the executive’s consent constituting Good Reason. Each executive team member also agreed to waive any right to resign for “good reason” under their employment agreement with the Company as a result of the Temporary Salary Reduction.

The foregoing description of the amended employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each amendment. The employment agreement amendment for Messrs. Bailey, Umstead, and Avagliano are filed herewith as Exhibits 10.1 through 10.3, respectively, and incorporated herein by reference. Employment agreement amendments for the remaining executive officers will be filed with the Company’s Form 10-Q for the reporting period ending March 31, 2024.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement by and between John E. Bailey, Jr. and the Company effective as of April 1, 2024

10.2	First Amendment to Employment Agreement by and between John W. Umstead V and the Company effective as of April 1, 2024

10.3	First Amendment to Employment Agreement by and between Mark Avagliano and the Company effective as of April 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

	By:	/s/ Monica Roberts Thomas
Monica Roberts Thomas
General Counsel

Date: March 22, 2024